UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 7, 2012
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
[Missing Graphic Reference]

Item 1.01                      Entry Into a Material Definitive Agreement

Termination of Bridge Credit Agreement

On March 7, 2012, after completing the second of two public offerings to fund a portion of the purchase price of the acquisition referenced below, Raymond James Financial, Inc., a Florida corporation (the “Company”), elected to terminate, effective March 10, 2012,  its bridge credit agreement (the “Credit Agreement”), dated as of February 16, 2012, with JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities LLC, as sole lead arranger and sole bookrunner, Citibank, N.A., as syndication agent, and the other lenders party thereto. The Company had entered into the Credit Agreement in connection with its previously announced acquisition from Regions Financial Corporation, a Delaware corporation, of all of the issued and outstanding shares of capital stock of Morgan Keegan & Company, Inc., a Tennessee corporation, and Morgan Keegan Holding, Inc., an Alabama corporation. As of March 10, 2012, there were no loans outstanding under the Credit Agreement.

The Credit Agreement was previously filed as Exhibit 10.21 to the Company’s Current Report on Form 8-K filed on February 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: March 9, 2012	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Executive Vice President – Finance,
Chief Financial Officer and Treasurer